Exhibit 4.1

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES.

Warrant No.: 180-LIFE-2024-1	Number of Shares: 3,000,000
Warrant Date: September 30, 2024

180 LIFE SCIENCES CORP.
COMMON STOCK PURCHASE WARRANT

1. Issuance. For value received, the receipt of which is hereby acknowledged by 180 Life Sciences Corp., a Delaware corporation (the “Company”), Elray Resources, Inc., a Nevada corporation or its registered assigns (the “Holder”), is hereby granted the right to purchase, at any time following the Stockholder Approval Date, and until the close of business on September 30, 2031 (the “Expiration Date”), Three Million (3,000,000), subject to adjustment upon certain events as described in greater detail below, fully paid and nonassessable shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”). This Common Stock Purchase Warrant (this “Warrant”) is being issued to the Holder as partial consideration for the purchase of the Purchased Assets (as defined in the APA), pursuant to the terms of that certain Asset Purchase Agreement entered into between the Company and Holder on or around September 29, 2024 (the “APA”). For the purposes of this Warrant:

(a) “Stockholder Approval” means (i) the approval by the stockholders of the Company, as required pursuant to applicable rules and regulations of Nasdaq, of the issuance of shares of Common Stock upon exercise this Warrant; and (ii) such other matters as may be required to be approved by the shareholders pursuant to the rules and regulations of Nasdaq or the Securities and Exchange Commission in order to allow for the exercise of this Warrant into Common Stock pursuant to the terms hereof.

(b) “Stockholder Approval Date” means the date that Stockholder Approval has been obtained.

For the sake of clarity and in an abundance of caution, no shares of Common Stock shall be issued upon conversion hereof and no conversion hereof shall be made until Stockholder Approval has been received.

2. Exercise Price.

2.1 The exercise price per share of Common Stock shall be $1.68 per share (the “Exercise Price”)(subject to adjustment upon certain events as described in greater detail below). The Exercise Price shall be payable in cash in immediately available funds, or at the option of the Holder, via a cashless exercise, as discussed below.

2.2 This Warrant may be exercised at the Holder’s election, to the extent the Exercise Price is greater than the Fair Market Value (defined below), in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of shares of Common Stock upon exercise hereof (“Warrant Shares”) equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = The Fair Market Value on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = The Exercise Price of this Warrant, as adjusted hereunder; and

(X) = The number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“Fair Market Value” means, as of any particular date (i) the closing sales price per share of the Common Stock for such date on the Trading Market on which the Common Stock is at the time be listed, provided the Trading Market is a national securities exchange, (ii) if there have been no sales of the Common Stock on such national securities exchange Trading Market on any such date, the average of the highest bid and lowest asked prices for the Common Stock on the Trading Market at the end of such date, (iii) if on any such day the Common Stock is not listed on a national securities exchange, the closing sales price of the Common Stock as quoted on the Pink Open Market, the OTCQB or the OTCQX for such date, (iv) if there have been no sales of the Common Stock on the Pink Open Market, the OTCQB or the OTCQX on such date, the average of the highest bid and lowest asked prices for the Common Stock quoted on the Pink Open Market, the OTCQB or the OTCQX at the end of such date or (v) if at any time the Common Stock is not listed on any domestic securities exchange or quoted on the Pink Open Market, the OTCQB or the OTCQX, the fair market value per share as determined in good faith by the Board of Directors of the Company; provided, with respect to clause (v) the Holder is entitled to object to the fair market value per share determined by the Board of Directors and require, at the Company’s sole expense, such determination to be made by a nationally recognized investment banking, accounting or valuation firm that is reasonably acceptable to the Board of Directors.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: on the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the Pink Open Market, the OTCQB or the OTCQX (or any successors to any of the foregoing).

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act (as defined below), the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrant Shares being issued may be tacked on to the holding period of this Warrant.

 180 Life Sciences Corp.

Common Stock Purchase Warrant 180-LIFE-2024-1

3. Procedure for Exercise. Upon surrender of this Warrant with the annexed Notice of Exercise Form duly executed, together with payment in cash of the aggregate Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. This Warrant may be exercised in whole or in part. On any such partial exercise, provided the Holder has surrendered the original Warrant, the Company will issue and deliver to the order of the Holder a new Warrant of like tenor, in the name of the Holder, for the whole number of shares of Common Stock for which such Warrant may still be exercised.

4. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Warrant Shares the Company shall issue an additional share of Common Stock to the Holder or pay the Holder the fair market value of such fractional share, as determined in the reasonable discretion of the Board of Directors of the Company, in the Company’s sole discretion.

5. Reservation of Shares. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of Warrant Shares as shall be required for issuance upon exercise hereof. Any shares issuable upon exercise of this Warrant will be duly and validly issued, fully paid, non-assessable and free of all liens and charges and not subject to any preemptive rights and rights of first refusal.

6. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

7. No Rights as Shareholder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

8. Effect of Certain Transactions

8.1 Adjustments for Stock Splits, Stock Dividends Etc. If the number of outstanding shares of Common Stock of the Company are increased or decreased by a stock split, reverse stock split, stock dividend, stock combination, recapitalization or the like, the Exercise Price and the number of shares purchasable pursuant to this Warrant shall be adjusted proportionately so that the ratio of (i) the aggregate number of shares purchasable by exercise of this Warrant to (ii) the total number of shares outstanding immediately following such stock split, reverse stock split, stock dividend, stock combination, recapitalization or the like shall remain unchanged, and the aggregate purchase price of shares issuable pursuant to this Warrant shall remain unchanged.

 180 Life Sciences Corp.

Common Stock Purchase Warrant 180-LIFE-2024-1

8.2 Fundamental Transactions. If at any time the Company plans to sell all or substantially all of its assets, or engage in a merger or consolidation of the Company in which the Company will not survive (other than a merger or consolidation with or into a wholly- or partially-owned subsidiary of the Company)(each a “Fundamental Transaction”), the Company will give the Holder of this Warrant advance written notice at least thirty (30) days prior to the planned closing of the Fundamental Transaction. If this Warrant or any part thereof is not exercised by the Holder prior to the date of the closing of the Fundamental Transaction, this Warrant or any unexercised portion thereof, shall expire and terminate effective upon such event.

9. Transfer to Comply with the Securities Act. This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) and has been issued to the Holder for investment and not with a view to the distribution of either this Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Securities Act. Each certificate for this Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

10. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, or if mailed, two days after the date of deposit in the United States mails, as follows:

If to the Company, to:

180 Life Sciences Corp.

Attn: Blair Jordan
3000 El Camino Real, Bldg. 4, Suite 200

Palo Alto, California 94306

Email: blair.jordan@highmontadvisors.com

If to the Holder, to its address appearing on the Company’ records.

Any party may designate another address or person for receipt of notices hereunder by written notice given at least five (5) business days prior to the date such change will be effective, given to the other parties in accordance with this Section.

11. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the Company and the Holder hereof. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof, and there are no representations, warranties, agreements or understandings other than expressly contained herein.

 180 Life Sciences Corp.

Common Stock Purchase Warrant 180-LIFE-2024-1

12. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. Any action brought by either party against the other concerning the transactions contemplated by this Warrant shall be brought only in the state courts of the County of Dover, Delaware or in the federal courts located in the County of Dover, Delaware. The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Warrant by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

13. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

14. Descriptive Headings. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

15. Assignability. This Warrant or any part hereof may only be hereafter assigned by the Holder to an affiliate thereof executing documents reasonably required by the Company, subject to applicable law. Any such assignment shall be binding on the Company and shall inure to the benefit of any such assignee.

16. Restrictions. By acceptance hereof, the Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant have restrictions upon their resale imposed by state and federal securities laws.

[Remainder of the page intentionally left blank; signature page follows.]

 180 Life Sciences Corp.

Common Stock Purchase Warrant 180-LIFE-2024-1

IN WITNESS WHEREOF, the Company has executed this Warrant as of the Warrant Date set forth above.

COMPANY:

180 Life Sciences Corp.

By:	/s/ Blair Jordan
Name:	Blair Jordan
Title:	Interim CEO

 180 Life Sciences Corp.

Common Stock Purchase Warrant 180-LIFE-2024-1

NOTICE OF EXERCISE OF WARRANT

Attention: Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Common Stock Purchase Warrant 180-LIFE-2024-1 issued by 180 Life Sciences Corp., a Delaware corporation (the “Company”) and held by the undersigned, _________ shares of Common Stock of the Company. Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2.2, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2.2.

The undersigned hereby represents and warrants that the undersigned is acquiring such Shares for his own account for investment purposes only, and not for resale or with a view to distribution of such Warrant Shares or any part thereof.

Date: ________, 20__

WARRANTHOLDER:

Signature:___________________________

Print Name:___________________________

Title:___________________________

Address:___________________________

Name in which Shares should be registered:___________________________